UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 6, 2010
__________________________
GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228 (COMMISSION FILE NUMBER)	66-071-6485 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 6, 2010, the Company took delivery of the Genmar Maniate, a 164,925 dwt 2010-built Suezmax newbuilding.  The Company had agreed to buy the vessel under the terms of agreements that the Company entered into with subsidiaries of Metrostar Management Corporation group to acquire five VLCCs and two Suezmax newbuildings for an aggregate purchase price of approximately $620 million, as previously announced on June 9, 2010.  The Genmar Maniate is the sixth vessel to be delivered to the Company under such agreements.  The Company paid a total purchase price of approximately $76 million for the Genmar Maniate, using approximately $7.6 million of the net proceeds from the offering of shares of the Company’s common stock completed on June 23, 2010, approximately $22.8 million from borrowings under its new $22.8 million senior secured credit facility, dated October 4, 2010, previously announced by the Company and approximately $45.6 million from borrowings under its $372 million senior secured credit facility, dated July 16, 2010,  previously announced by the Company.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this Current Report on Form 8-K are the following: the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels; completion and funding of financing on acceptable terms; changes in the itineraries of the Company’s vessels; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K/A for the year ended December 31, 2009 and its subsequent reports on Form 10-Q and Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President, Chief Financial Officer

Date:  October 7, 2010